UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2012

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.08 Shareholder Director Nominations.

On April 2, 2012, the Board of Directors (the “Board”) of GeoMet, Inc. (the “Company”) postponed the Company’s Annual Meeting of Stockholders, which was scheduled to be held on May 11, 2012. The Company is in the process of setting a new record date and selecting a new date upon which to hold the Annual Meeting, which the Company will provide once such information becomes available.

Because the Board anticipates that the Annual Meeting will be held more than 30 days from the calendar date of the Company’s 2011 Annual Meeting of Stockholders, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) and the bylaws of the Company listed in the Company’s 2011 Proxy Statement on Schedule 14A as filed with the SEC on April 6, 2011 are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to the Company no later than May 3, 2012.

Section 8—Other Events

Item 8.01 Other Events.

On April 3, 2012, the Company issued a press release announcing the postponement of the Company’s 2012 Annual Meeting of Stockholders. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title of Document

99.1	Press release dated April 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: April 5, 2012	By: /s/ William C. Rankin
Name: William C. Rankin
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated April 3, 2012.